WINTHROP REALTY TRUST

AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

                              WINTHROP REALTY TRUST
              ANNOUNCES RESULTS FOR THE QUARTER ENDED JUNE 30, 2006

FOR IMMEDIATE RELEASE - Boston, Massachusetts - August 1, 2006 Winthrop Realty Trust (NYSE:FUR), a real estate investment trust, announced today the financial results for the second quarter ended June 30, 2006.

Second Quarter Financial Highlights

      o Reported net income for the quarter ended June 30, 2006 of $5,271,000 or $0.08 per common share (basic) and $0.08 per common share (diluted, which assumes full conversion of the Series B-1 Preferred Shares) compared to a net income of $2,071,000 or $0.00 per common share (both basic and diluted assuming conversion of the Series A and Series B-1 Preferred Shares) for the same period in 2005.

      o Reported net income for the six months ended June 30, 2006 of $17,282,000 or $0.34 per common share (basic) and $0.27 per common share (diluted, which assumes full conversion of the Series A and Series B-1 Preferred Shares) compared to a net income of $3,544,000 or $0.02 per common share (both basic and diluted assuming conversion of the Series A and Series B-1 Preferred Shares) for the six months ended June 30, 2005.

      In addition to reporting the Company's earnings, management has elected to also begin reporting Adjusted Funds from Operations ("AFFO"). Management believes that while the nature of the Company's investments may not always be conducive to an AFFO measurement, this can help to facilitate a comparison among other REITs.

            o AFFO for the six months ended June 30, 2006 was $21,356,000 or $0.33 per common share on a fully diluted basis compared to $5,430,000 or $0.11 per common share on a fully diluted basis for the six months ended June 30, 2005.

Second Quarter Milestones and Recent Events

As announced on July 12, 2006, the Company established a quarterly dividend of $.06 per common share of beneficial interest retroactive to January 1, 2006 and declared the payment of the dividend for the first two quarters of 2006 ($.12 per share) on August 7, 2006 to holders of record on July 24, 2006.

Corporate Level Financing and Equity Events

      o In May 2006, the Company issued 5,220,022 common shares at $5.25 per share in connection with its rights offering to existing shareholders, raising $27,100,000 in equity available for acquisitions.

      o In July 2006, the Company increased its revolving line of credit from $50,000,000 to $70,000,000.

Property Financings

      o On May 5, 2006, the Company obtained a $24,600,000 loan from an unaffiliated third party lender, which is secured by the Company's properties located at 550-650 Warrenville Road and 701 Warrenville Road Lisle, Illinois. The loan bears interest at 6.26%, requires monthly payments of interest only during the first two years of the loan term and thereafter principal (based on a 30-year amortization schedule) and interest for the balance of the term. The loan is scheduled to mature on June 1, 2016, at which time the outstanding principal balance is expected to be approximately $22,188,000.

      o On June 30, 2006, the Company modified its existing mortgage loan secured by certain of the Company's net lease properties, commonly referred to as the FINOVA portfolio. As a result of the modification the interest rate has been reduced, the maturity has been extended and the Company has the ability to draw an additional $22,000,000 to refinance certain other existing first mortgage debt. The loan which had a principal balance outstanding of $51,022,000 at June 30, 2006, was modified to (a) reduce the interest rate from LIBOR plus 4.50% to LIBOR plus 1.75%, (b) extend the maturity to June 30, 2009, subject to two one-year extensions and (c) eliminate the requirement for principal payments equal to 50% of cash flow (as defined) and replaced this requirement with quarterly principal payments of approximately $306,000, beginning April 1, 2007. In addition, the lender has agreed to advance an additional amount up to $22,000,000 to be used to refinance the Company's existing first mortgage debt secured by its properties leased to The Kroger Co. and Bell South Communications, Inc.

Debt Placements and Acquisitions

As previously reported, the Company entered into a joint venture with a subsidiary of Newkirk Realty Trust, Inc. to originate and acquire loans secured directly or indirectly by real estate. The joint venture made the following investments during the quarter ended June 30, 2006:

B-Notes:

      o a $13,000,000 junior participation in a B Note secured by a 638,363 square foot Class A office building in downtown Atlanta for a purchase price of $10,473,000. The B Note has an interest rate of 6.09% and an expected yield of 12.43%.

      o a $4,500,000 participation in a B Note secured by an office portfolio know as Boston Wharf Properties containing a total of 438,522 square feet located in Boston, MA. The two-year loan bears an interest rate of LIBOR plus 2.25% and is subject to three, one-year extensions.

Mezzanine Loans:

      o a $1,500,000 mezzanine loan secured by the ownership interests in entities owning fee title to a 130,000 square foot industrial facility that is net leased to Rockwell Automation. The loan bears an interest rate of 12% and matures in 10 years.

      o a $10,000,000 participation in a mezzanine loan secured by the ownership interests in entities owning fee title to One Madison Avenue, a 1,100,000 square foot office building located in New York City and 95% leased to Credit Suisse. The loan was purchased for $8,469,000 and has an expected unleveraged yield to maturity of 7.58%.

      o a $20,000,000 mezzanine loan secured by the ownership interests in entities owning fee title to One Pepsi Way, a 539,692 square foot Class A office building situated on 206 acres in Westchester County, NY. The two-year loan bears an interest rate of LIBOR plus 4.25% and is subject to three, one-year extensions.

Remics/Bonds:

      o a $3,000,000 BB rated bond, BALL 2003-BBA2 Class L for a price of $2,984,000.

      o a $13,000,000 BB rated bond, BSCMS 2004-BA5A Class K for a price of $12,870,000.

      o three BBB-rated CMBS bonds: (i) BALL 2004-BBA4 $7,000,000 Class K for a price of $7,061,000; (ii) COMM 20005 FL11 $15,700,000 Class L
            for a price of $15,432,000; and (iii) BSCMS 2006-BBA7 $4,785,000
            Class K for a price of $4,784,000.

CEO Commentary

Michael L. Ashner, the Company's chief executive officer commented, "We believe that the quarterly financial results begin to reflect the successful execution of our business strategy."


Additional Information and Supplemental Data

Winthrop Realty Trust is real estate investment trust engaged in the ownership and management of, and lending to, real estate and related investments. Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol "FUR." It has executive offices in Boston, Massachusetts and Jericho, New York.

                              WINTHROP REALTY TRUST

                           CONSOLIDATED BALANCE SHEETS

                 (In thousands, except share and per share data)

                                                                                  June 30, 2006
                                                                                   (Unaudited)          December 31, 2005
                                                                                -----------------       -----------------
ASSETS

  Investments in real estate, at cost
    Land                                                                        $          19,546       $          12,595
    Buildings and improvements                                                            229,279                 203,323
                                                                                -----------------       -----------------
                                                                                          248,825                 215,918
    Less - Accumulated depreciation                                                       (12,135)                 (9,267)
                                                                                -----------------       -----------------
       Investments in real estate, net                                                    236,690                 206,651

  Cash and cash equivalents                                                                27,443                  19,018
  Restricted cash                                                                           7,834                     626
  Mortgage-backed securities available for sale pledged
    under repurchase agreements                                                           108,996                 126,163
  Loans receivable                                                                         79,331                  67,504
  Accounts receivable and prepayments, net of allowance
    of $6 and $23, respectively                                                             2,965                   9,094
  Real estate securities available for sale                                                15,061                  34,300
  Preferred equity investment                                                              79,355                  78,427
  Equity investment                                                                        70,676                  70,304
  Equity investment in joint venture                                                       33,601                      --
  Lease intangibles, net                                                                   38,401                  36,735
  Equity investment in limited liability company                                           13,357                      --
  Deferred financing costs, net                                                             2,102                   1,516
  Assets of discontinued operations                                                         1,382                   1,382
  Other assets                                                                              3,081                   1,946
                                                                                -----------------       -----------------
       TOTAL ASSETS                                                             $         720,275       $         653,666
                                                                                =================       =================

LIABILITIES

  Repurchase agreements                                                         $         109,471       $         121,716
  Mortgage loans payable                                                                  234,513                 175,118
  Loan payable                                                                             30,014                  30,025
  Revolving line of credit                                                                     --                  16,000
  Accounts payable and accrued liabilities                                                  8,054                   7,598
  Dividends payable                                                                         1,098                   5,530
  Below market lease intangibles, net                                                       4,925                   4,569
  Deferred income                                                                           7,833                   9,500
  Liabilities of discontinued operations                                                    1,588                   1,659
                                                                                -----------------       -----------------
       TOTAL LIABILITIES                                                                  397,496                 371,715
                                                                                -----------------       -----------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                                          30,172                  27,527
                                                                                -----------------       -----------------

SHAREHOLDERS' EQUITY

  Series A Cumulative Convertible Redeemable Preferred Shares of
     Beneficial Interest, $25 per share liquidating preference, 2,300,000 shares authorized,  0 and 983,082 outstanding at June 30, 2006
     and December 31, 2005, respectively                                                       --                  23,131
  Series B-1 Cumulative Convertible Redeemable Preferred Shares of
     Beneficial Interest, $25 per share liquidating preference, 4,000,000 shares authorized, 3,990,000 and 4,000,000 outstanding at
     June 30, 2006 and December 31, 2005, respectively                                     93,928                  94,164
  Common Shares of Beneficial Interest, $1 par, unlimited authorized,
     45,693,809 and 35,581,479 outstanding at June 30, 2006 and
     December 31, 2005, respectively                                                       45,694                  35,581

  Additional paid-in capital                                                              261,762                 221,386

  Accumulated other comprehensive income                                                    3,938                   6,915

  Accumulated distributions in excess of net income                                      (112,715)               (126,753)
                                                                                -----------------       -----------------

       Total Shareholders' Equity                                                         292,607                 254,424
                                                                                -----------------       -----------------

       TOTAL LIABILITIES, MINORITY INTEREST AND
          SHAREHOLDERS' EQUITY                                                  $         720,275       $         653,666
                                                                                =================       =================

                              WINTHROP REALTY TRUST

                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                              COMPREHENSIVE INCOME
                                   (Unaudited)

                      (In thousands, except per share data)

                                                                          For the Three Months Ended     For the Six Months Ended
                                                                                   June 30,                      June 30,
                                                                          ---------------------------   ---------------------------
                                                                              2006           2005           2006           2005
                                                                          ------------   ------------   ------------   ------------
Revenues
    Rents                                                                 $      9,572   $      4,045   $     18,149   $      7,907
    Interest, dividends and other                                                3,929          1,118          7,383          2,155
                                                                          ------------   ------------   ------------   ------------
                                                                                13,501          5,163         25,532         10,062
                                                                          ------------   ------------   ------------   ------------

Expenses
    Property operating                                                             988            181          1,822            366
    Real estate taxes                                                              301             20            579             41
    Depreciation and amortization                                                2,879            983          5,430          1,825
    Interest                                                                     6,155          1,838         11,791          3,538
    General and administrative                                                   1,701          1,686          3,220          2,686
    State and local taxes                                                          216             --            220             --
                                                                          ------------   ------------   ------------   ------------
                                                                                12,240          4,708         23,062          8,456
                                                                          ------------   ------------   ------------   ------------
Other income
    Assignment of exclusivity agreement                                            834             --          1,667             --
    Equity in earnings of preferred equity investment                            1,490          1,131          2,969          1,131
    Equity in earnings (loss) of equity investment                               1,700             (2)         3,302            (26)
    Equity in earnings of equity investment in joint venture                       749             --            749             --
    Gain on sale of real estate securities available for sale                      187             --          7,506            142
    Gain on sale of real estate held for syndication                                --             --             --            169
    Loss on early extinguishment of debt                                          (276)            --           (111)            --
                                                                          ------------   ------------   ------------   ------------
                                                                                 4,684          1,129         16,082          1,416
                                                                          ------------   ------------   ------------   ------------

Income from continuing operations before minority interest                       5,945          1,584         18,552          3,022

    Minority interest                                                              719             --          1,351             --
                                                                          ------------   ------------   ------------   ------------

Income from continuing operations                                                5,226          1,584         17,201          3,022

Discontinued operations
    Income from discontinued operations                                             45            487             81            522
                                                                          ------------   ------------   ------------   ------------

Net income                                                                       5,271          2,071         17,282          3,544
    Preferred dividend                                                          (1,620)        (2,011)        (3,244)        (3,037)
                                                                          ------------   ------------   ------------   ------------
Net income applicable to Common Shares of Beneficial Interest             $      3,651   $         60   $     14,038   $        507
                                                                          ============   ============   ============   ============

Comprehensive income
Net income                                                                $      5,271   $      2,071   $     17,282   $      3,544
Change in unrealized gain on real estate securities
    available for sale                                                             392          2,222         (3,747)         2,197
Change in unrealized loss on mortgage-backed securities
    held for sale                                                                 (373)            --           (372)            --
Change in unrealized gain on interest rate derivative                              436           (756)         1,142            250
                                                                          ------------   ------------   ------------   ------------

Comprehensive income                                                      $      5,726   $      3,537   $     14,305   $      5,991
                                                                          ============   ============   ============   ============

Per Common Share data - Basic
Income (loss) from continuing operations                                  $       0.08   $      (0.01)  $       0.34   $       0.00
Income from discontinued operations                                               0.00           0.01           0.00           0.02
                                                                          ------------   ------------   ------------   ------------
Net income                                                                $       0.08   $       0.00   $       0.34   $       0.02
                                                                          ============   ============   ============   ============

Per Common Share data - Diluted
Income (loss) from continuing operations                                  $       0.08   $      (0.01)  $       0.27   $       0.00
Income from discontinued operations                                               0.00           0.01           0.00           0.02
                                                                          ------------   ------------   ------------   ------------
Net income                                                                $       0.08   $       0.00   $       0.27   $       0.02
                                                                          ============   ============   ============   ============

Basic Weighted-Average Common Shares                                            43,858         32,059         41,173         31,799
                                                                          ============   ============   ============   ============
Diluted Weighted-Average Common Shares                                          66,086         32,102         64,402         31,843
                                                                          ============   ============   ============   ============

Net income increased by $13,738,000 to $17,282,000 for the six months ended June 30, 2006 from $3,544,000 for the six months ended June 30, 2005. The increase was due primarily to an increase in other income of $14,666,000, which included $7,506,000 in gain from the sale of real estate securities, and an increase in revenues of $15,470,000 as a result of our acquisition activity. These increases were partially offset by an increase in expenses of $14,606,000 and an increase in minority interest expense of $1,351,000.

Assets increased from December 31, 2005 to June 30, 2006 by $66,609,000 to $720,275,000 principally as a result of the acquisition of the three office properties located in Lisle, Illinois, contributions to our joint venture with Newkirk Realty Trust, and other investing activities. The funds for these acquisitions were derived primarily from financing proceeds, proceeds from the sale of securities and the issuance of common shares in connection with our rights offering. Shareholders equity increased by $38,183,000 to $292,607,000 as the result of the issuance of the common shares and the net income recognized during the six months ended June 30, 2006, offset partially by dividends paid on the Series B-1 Preferred Shares. Shareholders equity, under generally accepted accounting principles, attributable to the common shares increased from $3.97 per common share at December 31, 2005 (after giving effect to the conversion of the Series A Preferred Shares) to $4.35 per common share at June 30, 2006. In addition, common shareholders received a distribution of $0.11 per common share in January 2006.

Adjusted Funds From Operations

We compute funds from operations ("FFO") as shown in the calculation below. Funds from operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. We have also reported our adjusted FFO ("AFFO") as adjusted for the non-cash income incurred in connection with the receipt of shares from Newkirk Realty Trust in exchange for certain exclusivity rights with respect to net-lease business opportunities offered to or generated by senior management. We consider AFFO a useful additional measure of performance because it can also facilitate a comparison of current operating performance among REITs. AFFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

The following presents a reconciliation of our income from operations to our adjusted funds from operations for the six months ended June 30, 2006 and June 30, 2005 (in thousands):

                                                                             For the Six Months Ended
                                                                         June 30, 2006      June 30, 2005
                                                                         -------------      -------------
Net income                                                               $      17,282      $       3,544
Real estate depreciation                                                         2,869              1,285
Amortization of capitalized leasing costs                                        2,374                490
Real estate depreciation of unconsolidated interests                             1,951                111
Less:  Minority interest share of depreciation and amortization                 (1,453)                --
                                                                         -------------      -------------

Funds from operations                                                           23,023              5,430
Less:  Other income recognized for exclusivity rights                            1,667                 --
                                                                         -------------      -------------

Adjusted funds from operations                                           $      21,356      $       5,430
                                                                         =============      =============

Further details regarding the Company's results of operations, properties and tenants are available in the Company's Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2006 which will be filed with the Securities and Exchange Commission and will be available for download at the Company's website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to Winthrop Realty Trust can be found in Winthrop's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.